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CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Amount of Registration Fee(1)(2)

Floating Rate Notes due 2011	$1,000,000,000	100%	$1,000,000,000	$39,300

(1)
Calculated in accordance with Rule 457(r) under the Securities Act of 1933 (the "Securities Act").

(2)
Pursuant to Rule 457(p) under the Securities Act and Securities Act Release No. 7943, dated January 26, 2001, registration fees of $1,702,000 were paid with respect to unsold securities that were previously registered under a Registration Statement on Form S-3 (Registration No. 333-102603), filed by International Business Machines Corporation on January 21, 2003. Such registration fees were originally sourced and carried over from an earlier Registration Statement on Form S-3, filed by IBM Credit Corporation (CIK 353524) on September 7, 1999 (Registration No. 333-86615).

$1,346,480 of prepaid registration fees is presently available for offset. The $39,300 registration fee associated with this offering is hereby offset against these prepaid registration fees. Since the prepaid registration fees completely offset the registration fee for this offering, no additional registration fee is payable for this offering. More importantly, following this offering, a total of $1,307,180 will still remain available for offset against future registration fees that would otherwise be payable under the Automatic Shelf Registration Statement on Form S-3 filed on August 3, 2007 by International Business Machines Corporation (Registration No. 333-145104) and IBM International Group Capital LLC (Registration No. 333-145104-01).

PROSPECTUS SUPPLEMENT
(To Prospectus dated August 3, 2007)

Filed Pursuant to Rule 424(b)(5)
Registration No. 333-145104

$1,000,000,000

International Business Machines Corporation

Armonk, New York (914) 499-1900

Floating Rate Notes due 2011

Interest payable quarterly on January 28, April 28, July 28 and October 28

The Notes may not be redeemed prior to maturity.

	Price to Public	Underwriting Discounts and Commissions	Proceeds to Company
Per Note	100%	0.150%	99.850%
Total	$1,000,000,000	$1,500,000	$998,500,000

The Securities and Exchange Commission and state securities regulators have not approved or disapproved of these securities, or determined if this prospectus supplement or the accompanying prospectus are truthful or complete. Any representation to the contrary is a criminal offense.

The Underwriters expect to deliver the Notes to purchasers in book-entry form only through the Depository Trust Company, Clearstream Banking or the Euroclear System, as the case may be, on July 28, 2008.

Joint Bookrunners

Barclays Capital
Lehman Brothers
Merrill Lynch & Co.
Morgan Stanley

Co-Managers

Banc of America Securities LLC
Cabrera Capital Markets, LLC
Ramirez & Co., Inc.

July 23, 2008

        You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front of this prospectus supplement.

        The Notes are offered globally for sale in those jurisdictions in the United States, Canada, Europe, Asia and elsewhere where it is lawful to make such offers. See "Offering Restrictions."

        The distribution of this prospectus supplement and prospectus and the offering of the Notes in certain jurisdictions may be restricted by law. Persons into whose possession this prospectus supplement and the prospectus come should inform themselves about and observe any such restrictions. This prospectus supplement and the prospectus do not constitute, and may not be used in connection with an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. See "Offering Restrictions."

INTERNATIONAL BUSINESS MACHINES CORPORATION

        International Business Machines Corporation (IBM or the company) was incorporated in the State of New York on June 16, 1911, as the Computing-Tabulating-Recording Co. (C-T-R), a consolidation of the Computing Scale Co. of America, the Tabulating Machine Co. and The International Time Recording Co. of New York. Since that time, IBM has focused on the intersection of business insight and technological invention, and its operations and aims have been international in nature. This was signaled over 80 years ago, in 1924, when C-T-R changed its name to International Business Machines Corporation. And it continues today: IBM is a globally integrated innovation company, serving the needs of enterprises and institutions worldwide. To help clients achieve growth, effectiveness, efficiency and the realization of greater value through innovation, IBM draws upon the world's leading systems, software and services capabilities.

        IBM seeks to be a partner in its clients' success by enabling their own capacity to innovate, so that they may differentiate themselves for competitive advantage in a globalized economy. IBM views enterprise innovation not only in terms of products and services, but across all dimensions of a business: its business processes, business model, management systems, culture and role in society.

USE OF PROCEEDS

        The net proceeds from the sale of the Notes after deducting expenses to be paid by IBM are estimated to be $998.3 million and will be used for general corporate purposes.

CAPITALIZATION

        The following table sets forth the consolidated capitalization of IBM at March 31, 2008, and as adjusted to give effect to the issuance of the Notes offered hereby as well as the May 30, 2008 debt offering by IBM International Group Capital LLC.

	March 31, 2008
	Outstanding	As Adjusted
	(Dollars in millions)
Short-term debt	$15,235	$15,235
Long-term debt:
International Business Machines Corporation	14,324	15,324
Consolidated subsidiaries	5,627	7,127

Total long-term debt	$19,951	$22,451
Stockholders' equity
Common stock—par value $0.20 per share and additional paid-in capital	36,252	36,252
Shares authorized: 4,687,500,000
Shares issued: 2,069,370,899
Retained earnings	62,378	62,378
Treasury stock—at cost	(66,619)	(66,619)
Shares: 695,892,312
Accumulated gains and (losses) not affecting retained earnings	(3,282)	(3,282)

Total stockholders' equity	28,728	28,728

Total capitalization	$63,914	$66,414

Notes:—

        Numbers may not total due to rounding.

        From January 31, 1995 through March 31, 2008, IBM repurchased approximately $97.0 billion of its capital stock under a series of authorizations from IBM's Board of Directors that total $110.5 billion.

        On May 30, 2008, IBM International Group Capital LLC, an indirect wholly-owned subsidiary of IBM, issued $1.5 billion of Senior Floating Rate Notes, Series A, which is fully and unconditionally guaranteed by IBM.

RATIO OF INCOME FROM CONTINUING OPERATIONS TO FIXED CHARGES

        The ratio of income from continuing operations to fixed charges has been computed by dividing income from continuing operations before income taxes (which excludes (a) amortization of capitalized interest and (b) IBM's share in the income and losses of less than 50% owned affiliates) and fixed charges (excluding capitalized interest) by fixed charges. "Fixed charges" consist of interest expense, capitalized interest and that portion of rental expense deemed to be representative of interest.

	Year Ended December 31,
	Three Months Ended March 31, 2008	2007	2006	2005	2004	2003
Ratio of income from continuing operations to fixed charges	7.5	8.7	10.5	11.1	11.0	9.3

DESCRIPTION OF NOTES

        The following description of the particular terms of the Notes supplements, and to the extent inconsistent, replaces the description of the general terms and provisions of the debt securities set forth in the prospectus.

General

        The Notes will be issued under an Indenture (the "Senior Indenture") dated as of October 1, 1993, between IBM and The Bank of New York Mellon, as Trustee, as supplemented by the First Supplemental Indenture dated as of December 15, 1995, filed as an exhibit to the Registration Statement of which the accompanying prospectus is a part. The Notes will be unsecured and will have the same rank as all of IBM's other unsecured and unsubordinated debt. The Notes will bear interest from July 28, 2008, at the floating rate of interest described below under—"Interest". Interest on the Notes will be payable quarterly on January 28, April 28, July 28 and October 28 of each year, commencing October 28, 2008, to the persons in whose names such securities are registered at the close of business on the fifteenth calendar day preceding each January 28, April 28, July 28 or October 28. The Notes will mature on July 28, 2011.

        The Notes will be subject to defeasance and covenant defeasance as provided in "Description of the Debt Securities—Satisfaction and Discharge; Defeasance" in the accompanying prospectus. The Notes will be issued in denominations of $100,000 and multiples of $1,000 in excess thereof.

        IBM may, without the consent of the holders of Notes, issue additional notes having the same ranking and the same interest rate, maturity and other terms as the Notes, provided however, that no such additional notes may be issued unless such additional notes are fungible with the Notes for U.S. federal income tax purposes. Any additional notes having such similar terms, together with the Notes, will constitute a single series of notes under the Senior Indenture. No additional notes may be issued if an event of default has occurred with respect to the Notes.

Interest

        Interest on the Notes will accrue from and including July 28, 2008, to but excluding the first interest payment date and then from and including the most recent interest payment date to which interest has been paid or duly provided for to but excluding the next interest payment date or maturity date, as the case may be. We refer to each of these periods as an "interest period." The amount of accrued interest that we will pay for any interest period can be calculated by multiplying the face amount of the Note by an accrued interest factor. This accrued interest factor is computed by adding the interest factor calculated for each day from July 28, 2008, or from the last date we paid interest to you, to the date for which accrued interest is being calculated. The interest factor for each day is computed by dividing the interest rate applicable to that day by 360.

        When we use the term "London business day," we mean any day on which dealings in United States dollars are transacted in the London interbank market. A "business day" means any day except a Saturday, a Sunday or a legal holiday in The City of New York or a day on which banking institutions in The City of New York are authorized or obligated by law, regulation or executive order to close. In the event that any interest payment date (other than the maturity date) and interest reset date would otherwise fall on a day that is not a business day, that interest payment date and interest reset date will be postponed to the next day that is a business day. If the postponement would cause the day to fall in the next calendar month, the interest payment date and interest reset date will be the immediately preceding business day.

        The interest rate on the Notes will be calculated by the calculation agent appointed by us, initially The Bank of New York Mellon, and will be equal to LIBOR plus 0.58%. The calculation agent will reset the interest rate on each interest payment date and on July 28, 2008, each of which we refer to as an "interest reset date." The second London business day preceding an interest reset date will be the "interest determination date" for that interest reset date. The interest rate in effect on each day that is not an interest reset date will be the interest rate determined as of the interest determination date pertaining to the immediately preceding interest reset date. The interest rate in effect on any day that is an interest reset date will be the interest rate determined as of the interest determination date pertaining to that interest reset date.

        "LIBOR" will be determined by the calculation agent in accordance with the following provisions:

          (a)   With respect to any interest determination date, LIBOR will be the rate for deposits in United States dollars having a maturity of the Index Maturity commencing on the first day of the applicable interest period that appears on Reuters Screen LIBOR01 Page as of 11:00 a.m., London time, on that interest determination date. If no rate appears, LIBOR for that interest determination date will be determined in accordance with the provisions described in (b) below.

          (b)   With respect to an interest determination date on which no rate appears on Reuters Screen LIBOR01 Page, as specified in (a) above, the calculation agent will request the principal London offices of each of four major reference banks in the London interbank market, as selected by the calculation agent (after consultation with IBM), to provide the calculation agent with its offered quotation for deposits in United States dollars for the Index Maturity, commencing on the first day of the applicable interest period, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on that interest determination date and in a principal amount that is representative for a single transaction in United States dollars in that market at that time. If at least two quotations are provided, then LIBOR on that interest determination date will be the arithmetic mean of those quotations. If fewer than two quotations are provided, then LIBOR on the interest determination date will be the arithmetic mean of the rates quoted at approximately 11:00 a.m., in The City of New York, on the interest determination date by three major banks in The City of New York selected by the calculation agent (after consultation with IBM) for loans in United States dollars to leading European banks, having an Index Maturity and in a principal amount that is representative for a single transaction in United States dollars in that market at that time. If, however, the banks selected by the calculation agent are not providing quotations in the manner described by the previous sentence, LIBOR determined as of that interest determination date will be LIBOR in effect on that interest determination date.

        "Reuters Screen LIBOR01 Page" means the display designated as the Reuters Screen LIBOR01 Page, or such other screen as may replace the Reuters Screen LIBOR01 Page on the service or any successor service as may be nominated by the British Bankers' Association for the purpose of displaying London interbank offered rates for United States dollar deposits.

        The Index Maturity will be three months.

        All percentages resulting from any calculation of the interest rate on the Notes will be rounded to the nearest one hundred-thousandth of a percentage point with five one millionths of a percentage point rounded upwards (e.g., 9.876545% (or .09876545) would be rounded to 9.87655% (or .0987655)), and all dollar amounts used in or resulting from such calculation on the Notes will be rounded to the nearest cent (with one-half cent being rounded upward). Each calculation of the interest rate on the Notes by the calculation agent will (in the absence of manifest error) be final and binding on the noteholders and IBM.

        So long as any of the Notes remain outstanding, there will at all times be a calculation agent. Initially, The Bank of New York Mellon will act as calculation agent. If that bank is unable or unwilling to continue to act as the calculation agent or if it fails to calculate properly the interest rate on the Notes for any interest period, we will appoint another leading commercial or investment bank to act as calculation agent in its place. The calculation agent may not resign its duties without a successor having been appointed.

Book-Entry, Delivery and Form

        The Notes will be issued in the form of one or more fully registered Global Notes (the "Global Notes") which will be deposited with, or on behalf of, The Depository Trust Company, New York, New York (the "Depositary" or "DTC") and registered in the name of Cede & Co., the Depositary's nominee. Beneficial interests in the Global Notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in the Depositary.

        Investors may elect to hold interests in the Global Notes through the Depositary, Clearstream Banking Luxembourg S.A. ("Clearstream") or Euroclear Bank S.A., as operator of the Euroclear System ("Euroclear") if they are participants in such systems, or indirectly through organizations which are participants in such systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries, which in turn will hold such interests in customers' securities accounts in the depositaries' names on the books of the Depositary. Citibank, N.A. will act as depositary for Clearstream and JPMorgan Chase Bank will act as depositary for Euroclear (in such capacities, the "U.S. Depositaries"). Except as described below, the Global Notes may be transferred, in whole and not in part, only to another nominee of the Depositary or to a successor of the Depositary or its nominee.

        The Depositary has advised IBM as follows: the Depositary is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. The Depositary holds securities deposited with it by its participants and facilitates the settlement of transactions among its participants in such securities through electronic computerized book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. The Depositary's participants include securities brokers and dealers (including the Underwriters), banks, trust companies, clearing corporations and certain other organizations, some of whom (and/or their representatives) own the Depositary. Access to the Depositary book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

        Clearstream advises that it is incorporated under the laws of Luxembourg as a bank. Clearstream holds securities for its customers ("Clearstream Customers") and facilitates the clearance and settlement of securities transactions between Clearstream Customers through electronic book-entry transfers between their accounts. Clearstream provides to Clearstream Customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in over 30 countries through established depository and custodial relationships. As a bank, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream Customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Clearstream's U.S. customers are limited to securities brokers and dealers and banks. Indirect access to Clearstream is also available to other institutions such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Customer.

        Distributions with respect to the Notes held through Clearstream will be credited to cash accounts of Clearstream Customers in accordance with its rules and procedures, to the extent received by the U.S. Depositary for Clearstream.

        Euroclear advises that it was created in 1968 to hold securities for its participants ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A. (the "Euroclear Operator"), under contract with Euroclear Clearance Systems, S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the Underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

        Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

        Distributions with respect to the Notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions, to the extent received by the U.S. Depositary for Euroclear.

        Euroclear further advises that investors that acquire, hold and transfer interests in the Notes by book-entry through accounts with the Euroclear Operator or any other securities intermediary are subject to the laws and contractual provisions governing their relationship with their intermediary, as well as the laws and contractual provisions governing the relationship between such an intermediary and each other intermediary, if any, standing between themselves and the Global Notes.

        The Euroclear Operator advises as follows: Under Belgian law, investors that are credited with securities on the records of the Euroclear Operator have a co-property right in the fungible pool of interests in securities on deposit with the Euroclear Operator in an amount equal to the amount of interests in securities credited to their accounts. In the event of the insolvency of the Euroclear Operator, Euroclear Participants would have a right under Belgian law to the return of the amount and type of interests in securities credited to their accounts with the Euroclear Operator. If the Euroclear Operator did not have a sufficient amount of interests in securities on deposit of a particular type to cover the claims of all Participants credited with such interests in securities on the Euroclear Operator's records, all Participants having an amount of interests in securities of such type credited to their accounts with the Euroclear Operator would have the right under Belgian law to the return of their pro rata share of the amount of interests in securities actually on deposit.

        Under Belgian law, the Euroclear Operator is required to pass on the benefits of ownership in any interests in securities on deposit with it (such as dividends, voting rights and other entitlements) to any person credited with such interests in securities on its records.

        Individual certificates in respect of the Notes will not be issued in exchange for the Global Notes, except in very limited circumstances. If DTC notifies IBM that it is unwilling or unable to continue as a clearing system in connection with the Global Notes, or ceases to be a clearing agency registered under the Exchange Act, and a successor clearing system is not appointed by IBM within 90 days after receiving such notice from DTC or upon becoming aware that DTC is no longer so registered, IBM will issue or cause to be issued individual certificates in registered form on registration of transfer of, or in exchange for, book-entry interests in the Notes represented by such Global Notes upon delivery of such Global Notes for cancellation. In the event that individual certificates are issued, holders of the Notes will be able to receive payments (including principal and interest) on the Notes and effect transfer of the Notes at the offices of IBM's paying agent and transfer agent in Luxembourg, J.P. Morgan Bank Luxembourg S.A.

        Title to book-entry interests in the Notes will pass by book-entry registration of the transfer within the records of Clearstream, Euroclear or DTC, as the case may be, in accordance with their respective procedures. Book-entry interests in the Notes may be transferred within Clearstream and within Euroclear and between Clearstream and Euroclear in accordance with procedures established for these purposes by Clearstream and Euroclear. Book-entry interests in the Notes may be transferred within DTC in accordance with procedures established for this purpose by DTC. Transfers of book-entry interests in the Notes among Clearstream and Euroclear and DTC may be effected in accordance with procedures established for this purpose by Clearstream, Euroclear and DTC.

        A further description of the Depositary's procedures with respect to the Global Notes is set forth in the prospectus under "Description of the Debt Securities—Global Securities." The Depositary has confirmed to IBM, the Underwriters and the trustee that it intends to follow such procedures.

Global Clearance and Settlement Procedures

        Initial settlement for the Notes will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with the Depositary's rules and will be settled in immediately available funds using the Depositary's Same-Day Funds Settlement System. Secondary market trading between Clearstream Customers and/or Euroclear Participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional Eurobonds in immediately available funds.

        Cross-market transfers between persons holding directly or indirectly through the Depositary on the one hand, and directly or indirectly through Clearstream Customers or Euroclear Participants, on the other, will be effected in the Depositary in accordance with the Depositary's rules on behalf of the relevant European international clearing system by its U.S. Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European, international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. Depositary to take action to effect final settlement on its behalf by delivering interests in the Notes to or receiving interests in the Notes from the Depositary, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to the Depositary. Clearstream Customers and Euroclear Participants may not deliver instructions directly to their respective U.S. Depositaries.

        Because of time-zone differences, credits of interests in the Notes received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the Depositary settlement date. Such credits or any transactions involving interests in such Notes settled during such processing will be reported to the relevant Clearstream Customers or Euroclear Participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of interests in the Notes by or through a Clearstream Customer or a Euroclear Participant to a DTC participant will be received with value on the Depositary settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in the Depositary.

        Although the Depositary, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of interests in the Notes among participants of the Depositary, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be changed or discontinued at any time.

UNITED STATES TAXATION

General

        This section summarizes the material U.S. federal tax consequences of ownership and disposition of the Notes. However, the discussion is limited in the following ways:

  •
  The discussion only covers you if you buy your Notes in the initial offering at the price set forth on the cover page.

  •
  The discussion only covers you if you hold your Notes as capital assets (that is, for investment purposes), and if you do not have a special tax status such as:

  •
  certain financial institutions;

  •
  insurance companies;

  •
  dealers in securities or foreign currencies;

  •
  persons holding notes as part of a hedge;

  •
  U.S. Holders whose functional currency is not the U.S. dollar;

  •
  partnerships or other entities classified as partnerships for U.S. federal income tax purposes; or

  •
  persons subject to the alternative minimum tax;

  •
  The discussion does not cover tax consequences that depend upon your particular tax situation in addition to your ownership of Notes.

  •
  The discussion is based on current law. Changes in the law may change the tax treatment of the Notes possibly with a retroactive effect.

  •
  The discussion does not cover state, local or foreign law.

  •
  We have not requested a ruling from the IRS on the tax consequences of owning and disposing of the Notes. As a result, the IRS could disagree with portions of this discussion.

If you are considering buying Notes, we suggest that you consult your tax advisor about the tax consequences of holding the Notes in your particular situation.

Tax Consequences to U.S. Holders

        This section applies to you if you are a "U.S. Holder." A "U.S. Holder" is a beneficial owner of a Note that is for U.S. federal income tax purposes:

  •
  an individual U.S. citizen or resident alien;

  •
  a corporation—or entity taxable as a corporation for U.S. federal income tax purposes—that was created under U.S. law (federal or state); or

  •
  an estate or trust whose world-wide income is subject to U.S. federal income tax.

        If a partnership holds Notes, the tax treatment of a partner will generally depend upon the status of the partner and upon the activities of the partnership. If you are a partner of a partnership holding Notes, we suggest that you consult your tax advisor.

  Interest

  •
  If you are a cash method taxpayer (including most individual holders), you must report interest on the Notes as ordinary income when you receive it.

  •
  If you are an accrual method taxpayer, you must report interest on the Notes as ordinary income as it accrues.

  Sale or Retirement of Notes

        On your sale, redemption or retirement of your Note:

  •
  You will have taxable gain or loss equal to the difference between the amount realized by you and your tax basis in the Note. Your tax basis in the Note is your cost, subject to certain adjustments.

  •
  Your gain or loss will generally be capital gain or loss, and will be long term capital gain or loss if you held the Note for more than one year. For tax years prior to 2011, the maximum tax rate on long term capital gains for individuals is 15%.

  •
  If you sell the Note between interest payment dates, a portion of the amount you receive reflects interest that has accrued on the Note but has not yet been paid by the sale date. That amount is treated as ordinary interest income as described above under "—Interest."

  Information Reporting and Backup Withholding

        Under the tax rules concerning information reporting to the IRS:

  •
  Assuming you hold your Notes through a broker or other securities intermediary, the intermediary must provide information to the IRS and to you on IRS Form 1099 concerning interest and retirement proceeds on your Notes as well as on proceeds from sale or other disposition of the Notes, unless an exemption applies.

  •
  Similarly, unless an exemption applies, you must provide the intermediary with your Taxpayer Identification Number for its use in reporting information to the IRS. If you are an individual, this is your social security number. You are also required to comply with other IRS requirements concerning information reporting.

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  If you are subject to these requirements but do not comply, the intermediary must withhold at a rate currently equal to 28% of all amounts payable to you on the Notes (including principal payments and sale proceeds). This is called "backup withholding". If the intermediary withholds payments, you may use the withheld amount as a credit against your federal income tax liability.

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  All individuals are subject to these requirements. Some holders, including all corporations, tax-exempt organizations and individual retirement accounts, are exempt from these requirements.

Tax Consequences to Non-U.S. Holders

        This section applies to you if you are a "Non-U.S. Holder." A "Non-U.S. Holder" is a beneficial owner of a Note that is for U.S. federal income tax purposes:

  •
  an individual that is a nonresident alien;

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  a corporation—or entity taxable as a corporation for U.S. tax purposes—created under non-U.S. law; or

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  an estate or trust that is not taxable in the U.S. on its worldwide income.

  Withholding Taxes

        Generally, payments of principal and interest on the Notes will not be subject to U.S. withholding taxes.

        However, in the case of interest, for the exemption from withholding taxes to apply to you, you must meet one of the following requirements:

  •
  You provide a completed Form W-8BEN (or substitute form) to the bank, broker or other intermediary through which you hold your Notes. The Form W-8BEN contains your name,

    address and a statement that you are the beneficial owner of the Notes and that you are not a U.S. Holder.

  •
  You hold your Notes directly through a "qualified intermediary," and the qualified intermediary has sufficient information in its files indicating that you are not a U.S. Holder. A qualified intermediary is a bank, broker or other intermediary that (1) is either a U.S. or non-U.S. entity, (2) is acting out of a non-U.S. branch or office and (3) has signed an agreement with the IRS providing that it will administer all or part of the U.S. tax withholding rules under specified procedures.

  •
  You are entitled to an exemption from withholding tax on interest under a tax treaty between the U.S. and your country of residence. To claim this exemption, you must generally complete Form W-8BEN and claim this exemption on the form. In some cases, you may instead be permitted to provide documentary evidence of your claim to the intermediary, or a qualified intermediary may already have some or all of the necessary evidence in its files.

  •
  The interest income on the Notes is effectively connected with the conduct of your trade or business in the U.S., and is not exempt from U.S. tax under a tax treaty. To claim this exemption, you must complete Form W-8ECI.

        Even if you meet one of the above requirements, interest paid to you will be subject to withholding tax under any of the following circumstances:

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  The withholding agent or an intermediary knows or has reason to know that you are not entitled to an exemption from withholding tax. Specific rules apply for this test.

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  The IRS notifies the withholding agent that information that you or an intermediary provided concerning your status is false.

  •
  An intermediary through which you hold the Notes fails to comply with the procedures necessary to avoid withholding taxes on the Notes. In particular, an intermediary is generally required to forward a copy of your Form W-8BEN (or other documentary information concerning your status) to the withholding agent for the Notes. However, if you hold your Notes through a qualified intermediary—or if there is a qualified intermediary in the chain of title between yourself and the withholding agent for the Notes—the qualified intermediary will not generally forward this information to the withholding agent.

  •
  You own 10% or more of the voting stock of IBM, are a "controlled foreign corporation" related directly or indirectly to IBM through stock ownership, or are a bank making a loan in the ordinary course of its business. In these cases, you will be exempt from withholding taxes only if you are eligible for a treaty exemption or if the interest income is effectively connected with your conduct of a trade or business in the U.S. and you provide us with a properly executed form W-8ECI as discussed above.

        Interest payments made to you will generally be reported to the IRS and to you on Form 1042-S. However, this reporting does not apply to you if you hold your Notes directly through a qualified intermediary and the applicable procedures are complied with.

        The rules regarding withholding are complex and vary depending on your individual situation. They are also subject to change. In addition, special rules apply to certain types of non-U.S. holders of Notes, including partnerships, trusts and other entities treated as pass-through entities for U.S. federal income tax purposes. We suggest that you consult with your tax advisor regarding the specific methods for satisfying these requirements.

  Sale or Retirement of Notes

        If you sell a Note or it is redeemed, you will not be subject to U.S. federal income tax on any gain unless one of the following applies:

  •
  The gain is connected with a trade or business that you conduct in the U.S.

  •
  You are an individual, you are present in the U.S. for at least 183 days during the taxable year in which you dispose of the Note, and certain other conditions are satisfied.

  •
  The gain represents accrued interest, in which case the rules for interest would apply.

  U.S. Trade or Business

        If you hold your Note in connection with a trade or business that you are conducting in the U.S.:

  •
  Any interest on the Note, and any gain from disposing of the Note, generally will be subject to income tax as if you were a U.S. Holder.

  •
  If you are a corporation, you may be subject to the "branch profits tax" on your earnings that are connected with your U.S. trade or business, including earnings from the Note. This tax rate is 30%, but may be reduced or eliminated by an applicable income tax treaty.

  Estate Taxes

        If you are an individual, your Notes will not be subject to U.S. estate tax when you die. However, this rule only applies if, at your death, payments on the Notes were not connected to a trade or business that you were conducting in the U.S. and you did not own, actually or constructively, 10% or more of the total combined voting power of IBM.

  Information Reporting and Backup Withholding

        U.S. rules concerning information reporting and backup withholding are described above. These rules apply to Non-U.S. Holders as follows:

  •
  Principal and interest payments you receive will be automatically exempt from the usual rules if you are a Non-U.S. Holder exempt from withholding tax on interest, as described above. The exemption does not apply if the withholding agent or an intermediary knows or has reason to know that you should be subject to the usual information reporting or backup withholding rules. In addition, as described above, interest payments made to you may be reported to the IRS on Form 1042-S.

  •
  Sale proceeds you receive on a sale of your Notes through a broker may be subject to information reporting and/or backup withholding if you are not eligible for an exemption. In particular, information reporting and backup withholding may apply if you use the U.S. office of a broker, and information reporting (but not backup withholding) may apply if you use the foreign office of a broker that has certain connections to the U.S. In general, you may file Form W-8BEN to claim an exemption from information reporting and backup withholding. We suggest that you consult your tax advisor concerning information reporting and backup withholding on a sale.

UNDERWRITING

        Barclays Capital Inc., Lehman Brothers Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. Incorporated are acting as joint bookrunning managers of the offering and as respresentatives of the underwriters named below.

        Subject to terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement, each underwriter named below has severally agreed to purchase, and IBM has agreed to sell to that underwriter, the principal amount of Notes set forth opposite the underwriter's name.

Underwriter	Principal Amount of Notes
Barclays Capital Inc.	$225,000,000
Lehman Brothers Inc.	225,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	225,000,000
Morgan Stanley & Co. Incorporated	225,000,000
Banc of America Securities LLC	33,400,000
Cabrera Capital Markets, LLC	33,300,000
Samuel A. Ramirez & Co., Inc.	33,300,000

Total	$1,000,000,000

        The underwriting agreement provides that the obligation of the several underwriters to pay for and accept delivery of the Notes is subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the Notes if any are taken.

        IBM has been advised by the underwriters that the underwriters propose to offer some of the Notes directly to the public at the public offering price set forth on the cover page of this prospectus supplement and some of the Notes to dealers at the public offering price less a concession not to exceed 0.100% of the principal amount of the Notes. Any underwriter may allow, and such dealers may reallow, a concession not in excess of 0.075% of the principal amount per Note to certain other dealers. After the initial offering of the Notes to the public, the representatives may change the public offering price and concessions.

        The following table shows the underwriting discounts and commission that IBM is to pay to the underwriters in connection with this offering (expressed as a percentage of the principal amount of the notes).

Paid by IBM
Per Note	0.150%

        The Notes are a new issue of securities with no established trading market. The underwriters have informed IBM that they intend to make a market in the Notes but are under no obligation to do so and such market making may be terminated at any time without notice.

        In connection with the offering, the representatives on behalf of the underwriters may purchase and sell Notes in the open market. These transactions may include over-allotment, syndicate covering transactions and stabilizing transactions. Over-allotment involves syndicate sales of Notes in excess of the principal amount of Notes to be purchased by the underwriters in the offering, which creates a syndicate short position. Syndicate covering transactions involve purchases of the Notes in the open market after the distribution has been completed in order to cover syndicate short positions. Stabilizing transactions consist of certain bids or purchases of Notes made for the purpose of preventing or retarding a decline in the market price of the Notes while the offering is in progress.

        The underwriters also may impose a penalty bid. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the representatives, in covering syndicate short positions or making stabilizing purchases, repurchases Notes originally sold by that syndicate member.

        Any of these activities may have the effect of preventing or retarding a decline in the market price of the Notes. They may also cause the price of the Notes to be higher than the price that otherwise would exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

        The underwriters and certain of their affiliates and associates may engage in transactions with, and/or perform services, including investment banking and general financing and banking services, for, IBM and its subsidiaries in the ordinary course of business.

        IBM will deliver the Notes to the underwriters at the closing of this offering when the underwriters pay IBM the purchase price of the Notes.

        IBM has agreed to indemnify the underwriters against certain liabilites, including civil liabilities under the Securities Act of 1933, or contribute to payments which the underwriters may be required to make in respect thereof.

        Expenses payable by IBM are estimated at $239,300.

OFFERING RESTRICTIONS

        The Notes are offered for sale in the United States and in jurisdictions outside the United States, subject to applicable law.

        Each of the underwriters has agreed that it will not offer, sell, or deliver any of the Notes, directly or indirectly, or distribute this prospectus supplement or prospectus or any other offering material relating to the Notes, in or from any jurisdiction except under circumstances that will, to the best of the underwriters' knowledge and belief, result in compliance with the applicable laws and regulations and which will not impose any obligations on IBM except as set forth in the underwriting agreement.

        Noteholders may be required to pay stamp taxes and other charges in accordance with the laws and practices of the country in which the Notes were purchased. These taxes and charges are in addition to the issue price set forth on the cover page.

European Economic Area

        In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a Relevant Member State), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the Relevant Implementation Date) it has not made and will not make an offer of Notes to the public in that Relevant Member State prior to the publication of a prospectus in relation to the Notes which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in the Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of Notes to the public in that Relevant Member State at any time:

          (a)   to legal entities which are authorised or regulated to operate in the financial markets or, if not so authorised or regulated, whose corporate purpose is solely to invest in securities;

          (b)   to any company which has two or more of (1) an average of over 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

          (c)   in any other circumstances which do not require the publication by the issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

        For the purposes of this provision, the expression an "offer of Notes to the public" in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe the Notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

United Kingdom

        Each underwriter has represented and agreed that it and each of its affiliates:

          (a)   has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of section 21 of FSMA) to persons who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 or in circumstances in which section 21 of FSMA does not apply to IBM; and

          (b)   has complied with, and will comply with, all applicable provisions of FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.

The Republic of Italy

        Each underwriter has acknowledged and agreed that no prospectus or prospectus supplement has been nor will be published in Italy in connection with the offering of the Notes and that such offering has not been and will not be subject to any formal review or clearance procedures by the Italian Securities Exchange Commission (Commissione Nazionale per le Societá e la Borsa, the "CONSOB") pursuant to Italian securities legislation and accordingly has acknowledged and agreed that the Notes may not and will not be offered, sold or delivered, directly or indirectly, nor may or will copies of this prospectus supplement or prospectus or any other documents relating to the Notes be distributed, in Italy or to a resident of Italy, except (i) to professional investors (operatori qualificati) within the meaning of Article 31(2) of the CONSOB Regulation No. 11522 of July 1, 1998, as amended, (the "Regulation No. 11522"), or (ii) in other circumstances which are 137 exempted from the rules governing offers of securities to the public pursuant to Article 100 of the Legislative Decree No. 58 of February 24, 1998, as amended (the "Unified Financial Act") and Article 33(1) of CONSOB Regulation No. 11971 of May 14, 1999, as amended.

        Each underwriter has further acknowledged and agreed that any offer, sale or delivery of the Notes or distribution of copies of this prospectus supplement or prospectus or any other document relating to the Notes in Italy may and will be effected in compliance with any Italian securities, tax, exchange control and other applicable laws and regulations, and, in particular, will be: (i) made by an investment firm, bank or financial intermediary authorized to carry out such activities in Italy in accordance with the Unified Financial Act, Legislative Decree No. 385 of September 1, 1993, as amended (the "Italian Banking Act"), Regulation No. 11522, and any other applicable laws and regulations; (ii) in compliance with Article 129 of the Italian Banking Act and the implementing guidelines of the Bank of Italy; and (iii) in compliance with any other applicable notification requirement or limitation imposed upon the offer of shares by CONSOB or the Bank of Italy.

        Any investor purchasing the Notes in the context of the offering is solely responsible for ensuring that any offer or resale of the Notes it purchased in context of the offering occurs in compliance with applicable laws and regulations.

        This prospectus supplement or prospectus and the information contained herein are intended only for the use of its recipient and, unless in circumstances which are exempted from the rules governing offers of securities to the public pursuant to Article 100 of the Unified Financial Act and Article 33(1) of CONSOB Regulation No. 11971 of May 14, 1999, as amended, are not to be distributed to any third party resident or located in Italy for any reason. No person resident or located in Italy other than the original recipients of this document may rely on it or its content.

Japan

        The Notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the "FIEL") and each of the underwriters and each of its affiliates has represented and agreed that it has not offered or sold, and it will not offer or sell, directly or indirectly, any of the Notes in or to residents of Japan or to any persons for reoffering or resale, directly or indirectly, in Japan or to any resident of Japan, except pursuant to an exemption from the registration requirements of the FIEL available thereunder and otherwise in compliance with the FIEL and the other relevant laws, regulations and guidelines of Japan.

Hong Kong

        The Notes may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a "prospectus" within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the Notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder.

LEGAL OPINIONS

        The validity of the Notes offered hereby will be passed upon for IBM by Stuart S. Moskowitz, Senior Counsel of IBM, and for the underwriters by Davis Polk & Wardwell, New York, New York. Mr. Moskowitz, together with members of his family, owns, has options to purchase and has other interests in shares of common stock of IBM. Davis Polk & Wardwell provides legal services to IBM from time to time.

EXPERTS

        The financial statements and the financial statement schedule and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K of IBM for the year ended December 31, 2007, have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PROSPECTUS

International Business Machines Corporation
New Orchard Road
Armonk, New York 10504
(914) 499-1900

DEBT SECURITIES
PREFERRED STOCK
DEPOSITARY SHARES
CAPITAL STOCK
WARRANTS

        WE WILL PROVIDE SPECIFIC TERMS OF THESE SECURITIES IN SUPPLEMENTS TO THIS PROSPECTUS.

        YOU SHOULD READ THIS PROSPECTUS AND ANY SUPPLEMENT CAREFULLY BEFORE YOU INVEST.

        IBM's CAPITAL STOCK IS TRADED ON THE NEW YORK STOCK EXCHANGE UNDER THE TRADING SYMBOL "IBM".

        These securities have not been approved by the Securities and Exchange Commission or any state securities commission, nor have these organizations determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 3, 2007.

SUMMARY

        This summary highlights selected information from this document and may not contain all of the information that is important to you. To understand the terms of our securities, you should carefully read this document with the attached prospectus supplement. Together these documents will give the specific terms of the securities we are offering. You should also read the documents we have incorporated by reference into this prospectus for information on us and our financial statements. Certain capitalized terms used in this summary are defined elsewhere in this prospectus.

The Securities We May Offer

        This prospectus is part of a registration statement that we filed with the SEC utilizing a "shelf" registration process. Under this shelf process, we may offer from time to time, either separately or in units, any of the following securities: DEBT, PREFERRED STOCK, DEPOSITARY SHARES, CAPITAL STOCK AND WARRANTS. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the securities being offered. The prospectus supplement may also add, update or change information contained in this prospectus.

Debt Securities

        We may offer unsecured general obligations of our company, which may be senior or subordinated. The senior debt securities and the subordinated debt securities are together referred to in this prospectus as the "debt securities". The senior debt securities will have the same rank as all of our other unsecured, unsubordinated debt. The subordinated debt securities will be entitled to payment only after payment on our senior indebtedness. Senior indebtedness includes all indebtedness for money borrowed by us, except indebtedness that is stated to be not superior to, or to have the same rank as, the subordinated debt securities. In addition, the senior and subordinated debt securities will be effectively subordinated to creditors of our subsidiaries.

        The senior debt securities will be issued under an indenture between us and The Bank of New York, as the trustee. The subordinated debt securities will be issued under an indenture between us and the trustee we name in the prospectus supplement. We have summarized general features of the debt securities from the indentures. We encourage you to read the indentures which are exhibits to the registration statement and our recent periodic and current reports that we file with the SEC.

General Indenture Provisions That Apply to Senior and Subordinated Debt Securities

        Neither indenture limits the amount of debt that we may issue. In addition, neither indenture provides holders any protection should there be a recapitalization or restructuring involving our company.

        The indentures allow us to merge or consolidate with another company, or to sell all or most of our assets to another company. If these events occur, the other company will be required to assume our responsibilities relating to the debt securities, and we will be released from all liabilities and obligations.

        The indentures provide that holders of a majority of the outstanding principal amount of any series of debt securities may vote to change our obligations or your rights concerning that series. However, to change the amount or timing of principal, interest or other payments under the debt securities, every holder in the series must consent.

        We may discharge our obligations under the indenture relating to the senior debt securities by depositing with the trustee sufficient funds or government obligations to pay the senior debt securities when due.

        Events of default.    Each indenture provides that the following are events of default in connection with any series of debt securities:

  •
  If we do not pay interest for 30 days after its due date.

  •
  If we do not pay principal or premium when due.

  •
  If we do not make any sinking fund payment for 30 days after its due date.

  •
  If we continue to breach a covenant for 90 days after notice.

  •
  If we enter bankruptcy or become insolvent.

        If an event of default occurs under any series of debt securities, the trustee or holders of 25% of the outstanding principal amount of that series may declare the principal amount of the series immediately payable. However, holders of a majority of the principal amount of a series may rescind this action.

General Indenture Provisions That Apply Only to Senior Debt Securities

        The indenture relating to the senior debt securities contains covenants restricting our ability to incur secured indebtedness and enter into sale and leaseback transactions.

General Indenture Provisions That Apply Only to Subordinated Debt Securities

        The subordinated debt securities will be subordinated to all senior indebtedness. In addition, claims of our subsidiaries' creditors generally will have priority with respect to the subsidiaries' assets and earnings over the claims of our creditors, including holders of the subordinated debt securities. The subordinated debt securities, therefore, will be effectively subordinated to creditors of our subsidiaries.

        The indenture relating to the subordinated debt securities does not provide holders any protection in the event of a highly leveraged transaction.

Preferred Stock and Depositary Shares

        We may issue our preferred stock, par value $0.01 per share, in one or more series. Our Board of Directors will determine the dividend, voting, conversion and other rights of the series being offered and the terms and conditions relating to its offering and sale at the time of the offer and sale. We may also issue fractional shares of preferred stock that will be represented by depositary shares and depositary receipts.

Capital Stock

        We may issue our capital stock, par value $0.20 per share. Holders of capital stock are entitled to receive dividends if and when those dividends are declared by our Board of Directors, subject to rights of preferred stockholders. Each holder of capital stock is entitled to one vote per share. The holders of capital stock have no preemptive rights or cumulative voting rights.

Warrants

        We may issue warrants for the purchase of debt securities, preferred stock or capital stock. We may issue warrants independently or together with other securities.

Ratio of Earnings From Continuing Operations to Fixed Charges

        We compute the ratio of earnings from continuing operations to fixed charges by dividing earnings from continuing operations before income taxes (which excludes (a) amortization of capitalized interest and (b) IBM's share in the income and losses of less than 50% owned affiliates) and fixed charges (excluding capitalized interest) by fixed charges. Fixed charges consist of interest expense, capitalized interest and that portion of rental expense deemed to be representative of interest.

	Six Months Ended June 30, 2007	Year Ended December 31,
		2006	2005	2004	2003	2002
Ratio of earnings from continuing operations to fixed charges	8.0	10.5	11.1	11.0	9.3	5.6

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on their public reference room. Our SEC filings are also available to the public at the SEC's web site at (http://www.sec.gov).

        The SEC allows us to "incorporate by reference" into this prospectus the information we file with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until our offering is completed:

  i.
  Annual Report on Form 10-K for the year ended December 31, 2006, except with respect to the financial statements, which are included in IBM's Current Report on Form 8-K dated August 3, 2007;

  ii.
  Quarterly Reports on Form 10-Q for the quarters ended March 31, 2007 and June 30, 2007; and

  iii.
  Current Reports on Form 8-K, or filed portions of those reports, filed (but not portions of those reports which were furnished) January 18, 2007, January 19, 2007, January 25, 2007, January 31, 2007, February 5, 2007, March 21, 2007, April 17, 2007, April 18, 2007, April 24, 2007, April 27, 2007, May 29, 2007, June 4, 2007, June 5, 2007, June 26, 2007, June 26, 2007, July 18, 2007, July 19, 2007, August 1, 2007 and August 3, 2007.

        We encourage you to read our periodic and current reports. Not only do we think these items are interesting reading, we think these reports provide additional information about our company which prudent investors find important. You may request a copy of these filings at no cost, by writing to or telephoning our transfer agent at the following address:

  Computershare Trust Company, N.A.
  P.O. Box 43072
  Providence, Rhode Island 02940
  (781)575-2727

        You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of the document.

DESCRIPTION OF THE COMPANY

        IBM was incorporated in the State of New York on June 16, 1911, as the Computing-Tabulating-Recording Co. (C-T-R), a consolidation of the Computing Scale Co. of America, the Tabulating Machine Co. and The International Time Recording Co. of New York. Since that time, we have focused on the intersection of business insight and technological invention, and our operations and aims have been international in nature. This was signaled over 80 years ago, in 1924, when C-T-R changed its name to International Business Machines Corporation. And it continues today: IBM is a globally integrated innovation company, serving the needs of enterprises and institutions worldwide. To help clients achieve growth, effectiveness, efficiency and the realization of greater value through innovation, IBM draws upon the world's leading systems, software and services capabilities.

        IBM seeks to be a partner in its clients' success by enabling their own capacity to innovate, so that they may differentiate themselves for competitive advantage in a globalized economy. IBM views enterprise innovation not only in terms of products and services, but across all dimensions of a business: its business processes, business model, management systems, culture and role in society.

USE OF PROCEEDS

        Unless we otherwise specify in the applicable prospectus supplement, the net proceeds we receive from the sale of the securities offered by this prospectus and the accompanying prospectus supplement will be used for general corporate purposes. General corporate purposes may include the repayment of debt, investments in or extensions of credit to our subsidiaries, redemption of any preferred stock we may issue, or the financing of possible acquisitions or business expansion. The net proceeds may be invested temporarily or applied to repay short-term debt until they are used for their stated purpose.

DESCRIPTION OF THE DEBT SECURITIES

        The following description of the terms of the debt securities sets forth general terms that may apply to the debt securities. The particular terms of any debt securities will be described in the prospectus supplement relating to those debt securities.

        The debt securities will be either our senior debt securities or our subordinated debt securities. The senior debt securities will be issued under an indenture dated as of October 1, 1993, as supplemented on December 15, 1995, between us and The Bank of New York, as trustee. This indenture is referred to as the "senior indenture". The subordinated debt securities will be issued under an indenture to be entered into between us and the trustee named in a prospectus supplement. This indenture is referred to as the "subordinated indenture". The senior indenture and the subordinated indenture are together called the "indentures".

        The following is a summary of some of the important provisions of the indentures. Copies of the entire indentures are exhibits to the registration statement of which this prospectus is a part. Section references below are to the section in the applicable indenture. The referenced sections of the indentures are incorporated by reference. We encourage you to read our indentures.

General

        Neither indenture limits the amount of debt securities that we may issue. Each indenture provides that debt securities may be issued up to the principal amount authorized by us from time to time. The senior debt securities will be unsecured and will have the same rank as all of our other unsecured and unsubordinated debt. The subordinated debt securities will be unsecured and will be subordinated and junior to all senior indebtedness. The debt securities may be issued in one or more separate series of senior debt securities and/or subordinated debt securities. The prospectus supplement relating to the particular series of debt securities being offered will specify the particular amounts, prices and terms of those debt securities. These terms may include:

  •
  the title of the debt securities;

  •
  any limit upon the aggregate principal amount of the debt securities;

  •
  the maturity date or dates, or the method of determining the maturity dates;

  •
  the interest rate or rates, or the method of determining those rates;

  •
  the interest payment dates and, for debt securities in registered form, the regular record dates;

  •
  the places where payments may be made;

  •
  any mandatory or optional redemption provisions;

  •
  any sinking fund or analogous provisions;

  •
  any conversion or exchange provisions;

  •
  any terms for the attachment to the debt securities of warrants, options or other rights to purchase or sell our securities;

  •
  the portion of principal amount of the debt security payable upon acceleration of maturity if other than the full principal amount;

  •
  any deletions of, or changes or additions to, the events of default or covenants;

  •
  if other than U.S. dollars, the currency or currencies, composite currencies, in which payments on the debt securities will be payable and whether the holder may elect payment to be made in a different currency;

  •
  the method of determining the amount of any payments on the debt securities which are linked to an index;

  •
  whether the debt securities will be issued in fully registered form without coupons or in bearer form, with or without coupons, or any combination of these, and whether they will be issued in the form of one or more global securities in temporary or definitive form;

  •
  any terms relating to the delivery of the debt securities if they are to be issued upon the exercise of warrants;

  •
  whether and on what terms we will pay additional amounts to holders of the debt securities that are not U.S. persons for any tax, assessment or governmental charge withheld or deducted and, if so, whether and on what terms we will have the option to redeem the debt securities rather than pay the additional amounts; and

  •
  any other specific terms of the debt securities. (Sections 202 and 301)

        Unless we otherwise specify in the prospectus supplement:

  •
  the debt securities will be registered debt securities;

  •
  registered debt securities denominated in U.S. dollars will be issued in denominations of $1,000 or an integral multiple of $1,000; and

  •
  bearer debt securities denominated in U.S. dollars will be issued in denominations of $5,000.

        Debt securities may bear legends required by U.S. Federal tax law and regulations. (Section 401)

        If any of the debt securities are sold for any foreign currency or currency unit, or if any payments on the debt securities are payable in any foreign currency or currency unit, the prospectus supplement will contain any restrictions, elections, tax consequences, specific terms and other information relating to the debt securities and the foreign currency or currency unit.

        Some of the debt securities may be issued as original issue discount debt securities. Original issue discount securities bear no interest or bear interest at below-market rates. These are sold at a discount below their stated principal amount. If we issue these securities, the prospectus supplement will describe any special tax, accounting or other information which we think is important. We encourage you to consult with your own competent tax and financial advisors on these important matters.

Exchange, Registration and Transfer

        Debt securities may be transferred or exchanged at the corporate trust office of the security registrar or at any other office or agency which is maintained for these purposes. No service charge will be payable upon the transfer or exchange, except for any applicable tax or governmental charge.

        The designated security registrar in the United States for the senior debt securities is The Bank of New York, located at 101 Barclay Street, Floor 8 West, New York, New York 10286. The security registrar for the subordinated debt securities will be designated in a prospectus supplement.

        If debt securities are issuable in both registered and bearer form, the bearer securities will be exchangeable for registered securities. If a bearer security with related coupons is surrendered in exchange for a registered security between a record date and the date set for the payment of interest, the bearer security will be surrendered without the coupon relating to that interest payment. That interest payment will be made only to the holder of the coupon when due.

        In the event of any redemption in part of any series of debt securities, we will not be required to:

  •
  issue, register the transfer of, or exchange, debt securities of any series between the opening of business 15 business days before any selection of debt securities of that series to be redeemed and the close of business on:

  •
  the day of mailing of the relevant notice of redemption (if debt securities of the series are issuable only in registered form), and

  •
  the day of the first publication of the relevant notice of redemption (if the debt securities of the series are issuable in bearer form) or,

  •
  the day of mailing of the relevant notice of redemption (if the debt securities of the series are issuable in bearer and registered form) and there is no publication;

  •
  register the transfer of, or exchange, any registered security selected for redemption, in whole or in part, except the unredeemed portion of any registered security being redeemed in part; or

  •
  exchange any bearer security selected for redemption, except to exchange it for a registered security which is simultaneously surrendered for redemption. (Section 404)

Payment and Paying Agent

        We will pay principal, interest and any premium on fully registered securities in the designated currency or currency unit at the office of the paying agent. Payment of interest on fully registered securities may be made by check mailed to the persons in whose names the debt securities are registered on days specified in the indentures or any prospectus supplement. (Sections 406 and 410)

        We will pay principal, interest and any premium on bearer securities in the designated currency or currency unit at the office of the paying agent or agents outside of the United States. Payments will be made at the offices of the paying agent in the United States only if the designated currency is U.S.

dollars and payment outside of the United States is illegal or effectively precluded. (Sections 410 and 1102)

        If any amount payable on any debt security or coupon remains unclaimed at the end of two years after the amount became due and payable, the paying agent will release any unclaimed amounts to us. (Section 1103)

        Our paying agent in the United States for the senior debt securities is The Bank of New York, located at 101 Barclay Street, Floor 8 West, New York, New York 10286. If and when we issue subordinated debt securities, we'll designate the paying agent for those subordinated debt securities in the applicable prospectus supplement.

Global Securities

        The debt securities of a series may be issued in whole or in part in the form of one or more global certificates. Those certificates will be deposited with a depositary that we will identify in a prospectus supplement. Global debt securities may be issued in either registered or bearer form and can be in either temporary or definitive form. All global securities in bearer form will be deposited with a depositary outside of the United States. We will describe the specific terms of the depositary arrangement relating to a series of debt securities in the prospectus supplement.

        Other than for payments, we can treat a person having a beneficial interest in a definitive global security as the holder of the principal amount of outstanding debt securities represented by the global security. For these purposes, we can rely upon a written statement delivered to the trustee by the holder of the definitive global security, or, in the case of a definitive global security in bearer form, by the operator of the Euroclear System, and Clearstream Banking, societe anonyme (Clearstream, Luxembourg). (Section 411)

        Neither we, the trustee nor any of our respective agents will be responsible for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. (Section 411)

Temporary Global Securities

        All or any portion of the debt securities of a series that are issuable in bearer form initially may be represented by one or more temporary global securities, without interest coupons. The temporary global securities will be deposited with a depositary in London for Euroclear and Clearstream for credit to the accounts of the beneficial owners of the debt securities or to such other accounts as they may direct.

        On and after an exchange date provided in the applicable prospectus supplement, each temporary global security will be exchangeable for definitive debt securities in bearer form, registered form, definitive global bearer form or a combination of these, as will be specified in the prospectus supplement.

        No bearer security delivered in exchange for a portion of a temporary global security will be mailed or delivered to any location in the United States. (Sections 402 and 403)

        Interest on a temporary global bearer security will be paid to Euroclear and/or Clearstream for the portion held for its account only after a certificate is delivered to the trustee stating that the portion:

  •
  is not beneficially owned by a United States person;

  •
  has not been acquired by or on behalf of a United States person or for offer to resell or for resale to a United States person or any person inside the United States; or

  •
  if a beneficial interest has been acquired by a United States person, that:

  •
  such person is a financial institution (as defined in the Internal Revenue Code), purchasing for its own account or has acquired the debt security through a financial institution; and

  •
  the debt securities are held by a financial institution that has agreed in writing to comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code and the regulations thereunder, and that it did not purchase for resale inside the United States.

        The certificate must be based on statements provided by the beneficial owners of interests in the temporary global security. Each of Euroclear and Clearstream will credit the interest received by it to the accounts of the beneficial owners of the debt security, or to other accounts as they may direct. (Section 403)

Definitive Global Securities

        Bearer securities.    The applicable prospectus supplement will describe the exchange provisions, if any, of debt securities issuable in definitive global bearer form. We will not deliver any bearer securities in exchange for a portion of a definitive global security to any location in the United States. (Section 404)

        U.S. Book-entry securities.    Debt securities of a series represented by a definitive global registered security and deposited with or on behalf of a depositary in the United States will be registered in the name of the depositary or its nominee. These securities are referred to as "book-entry securities".

        When a global security is issued and deposited with the depositary, the depositary will credit, on its book-entry registration and transfer system, the respective principal amounts represented by that global security to the accounts of institutions that have accounts with the depositary or its nominee. Institutions that have accounts with the depositary or its nominee are referred to as "participants".

        The accounts to be credited shall be designated by the underwriters or agents for the sale of such book-entry securities or by us, if we offer and sell those securities directly.

        Ownership of book-entry securities are limited to participants or persons that may hold interests through participants. In addition, ownership of these securities will be evidenced only by, and the transfer of that ownership will be effected only through, records maintained by the depositary or its nominee or by participants or persons that hold through other participants.

        So long as the depositary, or its nominee, is the registered owner of a global security, that depositary or nominee will be considered the sole owner or holder of the book-entry securities represented by the global security for all purposes under the indenture. Payments of principal, interest and premium on those securities will be made to the depositary or its nominee as the registered owner or the holder of the global security.

        Owners of book-entry securities:

  •
  will not be entitled to have the debt securities registered in their names;

  •
  will not be entitled to receive physical delivery of the debt securities in definitive form; and

  •
  will not be considered the owners or holders of those debt securities under the indenture.

        The laws of some jurisdictions require that purchasers of securities take physical delivery of the securities in definitive form. These laws may impair the ability to purchase or transfer book-entry securities.

        We expect that the depositary for book-entry securities of a series will immediately credit participants' accounts with payments received by the depositary or nominee in amounts proportionate to the participants' beneficial interests as shown on the records of such depositary.

        We also expect that payments by participants to owners of beneficial interests in a global security held through the participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name". The payments by participants to the owners of beneficial interests will be the responsibility of those participants.

Practical Implications of Holding Debt Securities in Street Name

        Investors who hold debt securities in accounts at banks or brokers will not generally be recognized by us as the legal holders of debt securities. Since we recognize as the holder the bank or broker, or the financial institution the bank or broker uses to hold its debt securities, it is the responsibility of these intermediary banks, brokers and other financial institutions to pass along principal, interest and other payments on the debt securities, either because they agree to do so in their agreements with their customers, or because they are legally required to do so. If you hold debt securities in street name, you really ought to check with your own institution to find out:

  •
  How it handles securities payments and notices;

  •
  Whether it imposes additional fees or charges;

  •
  How it would handle voting and related issues if ever required;

  •
  How it would pursue or enforce rights under the debt securities if there were a default or other event triggering the need for direct holders to act to protect their interests; and

  •
  Whether and how it would react on other matters which are important to persons who hold debt securities in "street name".

Covenants

        Limitation on merger, consolidation and certain sales of assets.    We may, without the consent of the holders of the debt securities, merge into or consolidate with any other corporation, or convey or transfer all or substantially all of our properties and assets to another person provided that:

  •
  the successor is a U.S. corporation;

  •
  the successor assumes on the same terms and conditions all the obligations under the debt securities and the indentures; and

  •
  immediately after giving effect to the transaction, there is no default under the applicable indenture. (Section 901)

        The remaining or acquiring corporation will take over all of our rights and obligations under the indentures. (Section 902)

Satisfaction and Discharge; Defeasance

        We may be discharged from our obligations on the debt securities of any series that have matured or will mature or be redeemed within one year if we deposit with the trustee enough cash to pay all the principal, interest and any premium due to the stated maturity date or redemption date of the debt securities. (Section 501)

        Each indenture contains a provision that permits us to elect:

  1.
  to be discharged after 90 days from all of our obligations (subject to limited exceptions) with respect to any series of debt securities then outstanding; and/or

  2.
  to be released from our obligations under the following covenants and from the consequences of an event of default or cross-default resulting from a breach of these covenants:

  a.
  the limitations on mergers, consolidations and sale of assets,

  b.
  the limitations on sale and leaseback transactions under the senior indenture, and

  c.
  the limitations on secured indebtedness under the senior indenture.

        To make either of the above elections, we must deposit in trust with the trustee enough money to pay in full the principal, interest and premium on the debt securities. This amount may be made in cash and/or U.S. government obligations, if the debt securities are denominated in U.S. dollars. This amount may be made in cash, and/or foreign government securities if the debt securities are denominated in a foreign currency. As a condition to either of the above elections, we must deliver to the trustee an opinion of counsel that the holders of the debt securities will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of the action. (Section 503)

        If either of the above events occur, the holders of the debt securities of the series will not be entitled to the benefits of the indenture, except for registration of transfer and exchange of debt securities and replacement of lost, stolen or mutilated debt securities. (Sections 501 and 503)

Events of Default, Notice and Waiver

        If an event of default for any series of debt securities occurs and continues, the trustee or the holders of at least 25% in principal amount of the debt securities of the series may declare the entire principal amount of all the debt securities of that series to be due and payable immediately.

        The declaration may be annulled and past defaults may be waived by the holders of a majority of the principal amount of the debt securities of that series. However, payment defaults that are not cured may only be waived by all holders of the debt securities. (Sections 602 and 613)

        Each indenture defines an event of default in connection with any series of debt securities as one or more of the following events:

  •
  we fail to pay interest on any debt security of the series for 30 days when due;

  •
  we fail to pay the principal or any premium on any debt securities of the series when due;

  •
  we fail to make any sinking fund payment for 30 days when due;

  •
  we fail to perform any other covenant in the debt securities of the series or in the applicable indenture relating to debt securities of that series for 90 days after being given notice; and

  •
  we enter into bankruptcy or become insolvent.

        An event of default for one series of debt securities is not necessarily an event of default for any other series of debt securities. (Section 601)

        Each indenture requires the trustee to give the holders of a series of debt securities notice of a default for that series within 90 days unless the default is cured or waived. However, the trustee may withhold this notice if it determines in good faith that it is in the interest of those holders. The trustee may not, however, withhold this notice in the case of a payment default. (Section 702)

        Other than the duty to act with the required standard of care during an event of default, a trustee is not obligated to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of debt securities, unless the holders have offered to the trustee reasonable indemnification. (Section 703)

        Generally, the holders of a majority in principal amount of outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or other power conferred on the trustee. (Section 612)

        Each indenture includes a covenant that we will file annually with the trustee a certificate of no default, or specifying any default that exists. (Section 1106)

        Street name and other indirect holders should consult their banks and brokers for information on their requirements for giving notice or taking other actions upon a default.

Modification of the Indentures

        Together with the trustee, we may modify the indentures without the consent of the holders for limited purposes, including adding to our covenants or events of default, establishing forms or terms of debt securities, curing ambiguities and other purposes which do not adversely affect the holders in any material respect. (Section 1001)

        Together with the trustee, we may also make modifications and amendments to each indenture with the consent of the holders of a majority in principal amount of the outstanding debt securities of all affected series. However, without the consent of each affected holder, no modification may:

  •
  change the stated maturity of any debt security;

  •
  reduce the principal, premium (if any) or rate of interest on any debt security;

  •
  change any place of payment or the currency in which any debt security is payable;

  •
  impair the right to enforce any payment after the stated maturity or redemption date;

  •
  adversely affect the terms of any conversion right;

  •
  reduce the percentage of holders of outstanding debt securities of any series required to consent to any modification, amendment or waiver under the indenture;

  •
  change any of our obligations for any outstanding series of debt securities to maintain an office or agency in the places and for the purposes specified in the indenture for that series; or

  •
  change the provisions in the indenture that relate to its modification or amendment. (Section 1002)

Meetings

        The indentures contain provisions for convening meetings of the holders of debt securities of a series. (Section 1401)

        A meeting may be called at any time by the trustee, upon request by us or upon request by the holders of at least 10% in principal amount of the outstanding debt securities of the series. In each case, notice will be given to the holders of debt securities of the series. (Section 1402)

        Persons holding a majority in principal amount of the outstanding debt securities of a series will constitute a quorum at a meeting. A meeting called by us or the trustee that did not have a quorum may be adjourned for not less than 10 days, and if there is not a quorum at the adjourned meeting, the meeting may be further adjourned for not less than 10 days.

        Generally, any resolution presented at a meeting at which a quorum is present may be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding debt securities of that series. However, to change the amount or timing of payments under the debt securities, every holder in the series must consent.

        In addition, if the indenture provides that an action may be taken by the holders of a specified percentage in principal amount of outstanding debt securities of a series, that action may be taken at a meeting at which a quorum is present by the affirmative vote of the holders of such specified percentage in principal amount of the outstanding debt securities of that series. Any resolution passed or decision taken at any meeting of holders of debt securities of any series duly held in accordance with an indenture will be binding on all holders of debt securities of that series and the related coupons. (Section 1404)

Notices to Holders

        In most instances, notices to holders of bearer securities will be given by publication at least once in a daily newspaper in The City of New York and in London. Notices may also be published in another city or cities as may be specified in the securities. In addition, notices to holders of bearer securities will be mailed to those persons whose names and addresses were previously filed with the applicable trustee. Notice to holders of registered securities will be given by mail to the addresses of the holders as they appear in the security register. (Section 106)

Title

        Title to any bearer securities and any related coupons will pass by delivery. We, the trustee and any agent of ours or the trustee may treat the holder of any bearer security or related coupon as the absolute owner of that security for all purposes. We may also treat the registered owner of any registered security as the absolute owner of that security for all purposes. (Section 407)

Replacement of Securities and Coupons

        We think it's very important for you to keep your securities safe. If you don't, you'll have to follow these procedures. We'll replace debt securities or coupons that have been mutilated, but you'll have to pay for the replacement, and you'll have to surrender the mutilated debt security or coupon to the security registrar first. Debt securities or coupons that become destroyed, stolen or lost will only be replaced by us, again at your expense, upon your providing evidence of destruction, loss or theft which we and the security registrar are willing to accept. In the case of a destroyed, lost or stolen debt security or coupon, we may also require you, as the holder of the debt security or coupon, to indemnify the security registrar and us before we'll go about issuing any replacement debt security or coupon. (Section 405)

Governing Law

        The indentures, the debt securities and the coupons will be governed by, and construed under, the laws of the State of New York.

Our Relationship with the Trustee

        We may from time to time maintain lines of credit, and have other customary banking relationships, with the trustee under the senior indenture or the trustee under the subordinated indenture.

Senior Debt Securities

        The senior debt securities will be unsecured and will rank equally with all of our other unsecured and non-subordinated debt.

Covenants in the Senior Indenture

        Limitation on secured indebtedness.    Neither we nor any Restricted Subsidiary will create, assume, incur or guarantee any Secured Indebtedness without securing the senior debt securities equally and ratably with, or prior to, that Secured Indebtedness, unless the sum of the following amounts would not exceed 10% of Consolidated Net Tangible Assets:

  •
  the total amount of all Secured Indebtedness that the senior debt securities are not secured equally and ratably with, and

  •
  the discounted present value of all net rentals payable under leases entered into in connection with sale and leaseback transactions entered into after July 15, 1985.

        You should note that we don't include in this calculation any leases entered into by a Restricted Subsidiary before the time it became a Restricted Subsidiary. (Section 1104 of Senior Indenture)

        Limitation on sale and leaseback transactions.    Neither we nor any Restricted Subsidiary will enter into any lease longer than three years covering any of our Principal Property or any Restricted Subsidiary that is sold to any other person in connection with that lease unless either:

  1.
  the sum of the following amounts does not exceed 10% of Consolidated Net Tangible Assets:

  •
  the discounted present value of all net rentals payable under all these leases entered into after July 15, 1985; and

  •
  the total amount of all Secured Indebtedness that the senior debt securities are not secured equally and ratably with.

        We don't include in this calculation any leases entered into by a Restricted Subsidiary before the time it became a Restricted Subsidiary.

        or

  2.
  an amount equal to the greater of the following amounts is applied within 180 days to the retirement of our long-term debt or the debt of a Restricted Subsidiary:

  •
  the net proceeds to us or a Restricted Subsidiary from the sale; and

  •
  the discounted present value of all net rentals payable under the lease.

        Amounts applied to debt which is subordinated to the senior debt securities or which is owing to us or a Restricted Subsidiary will not be included in this calculation. (Section 1105 of Senior Indenture)

        We think it's important for you to be aware that this limitation on sale and leaseback transactions won't apply to any leases that we may enter into relating to newly acquired, improved or constructed property.

        We think it's also important for you to note that the holders of a majority in principal amount of all affected series of outstanding debt securities may waive compliance with each of the above covenants. (Section 1107 of Senior Indenture)

Definitions

        "Secured Indebtedness" means our indebtedness or indebtedness of a Restricted Subsidiary for borrowed money secured by any lien on, or any conditional sale or other title retention agreement covering, any Principal Property or any stock or indebtedness of a Restricted Subsidiary. Excluded from this definition is all indebtedness:

  •
  outstanding on July 15, 1985, secured by liens, or arising from conditional sale or other title retention agreements, existing on that date;

  •
  incurred after July 15, 1985 to finance the acquisition, improvement or construction of property, and either secured by purchase money mortgages or liens placed on the property within 180 days of acquisition, improvement or construction or arising from conditional sale or other title retention agreements;

  •
  secured by liens on Principal Property or on the stock or indebtedness of Restricted Subsidiaries, and, in either case, existing at the time of its acquisition;

  •
  owing to us or any Restricted Subsidiary;

  •
  secured by liens, or conditional sale or other title retention devices, existing at the time a corporation became or becomes a Restricted Subsidiary after July 15, 1985;

  •
  constituting our guarantees of Secured Indebtedness and Attributable Debt of any Restricted Subsidiaries and guarantees by a Restricted Subsidiary of Secured Indebtedness and Attributable Debt of ours and any other Restricted Subsidiaries.

  •
  arising from any sale and leaseback transaction;

  •
  incurred to finance the acquisition or construction of property secured by liens in favor of any country or any political subdivision; and

  •
  constituting any replacement, extension or renewal of any indebtedness to the extent the amount of indebtedness is not increased.

        "Principal Property" means land, land improvements, buildings and associated factory, laboratory and office equipment constituting a manufacturing, development, warehouse, service or office facility owned by or leased to us or a Restricted Subsidiary which is located within the United States and which has an acquisition cost plus capitalized improvements in excess of 0.15% of Consolidated Net Tangible Assets as of the date of such determination. Principal Property does not include:

  •
  products marketed by us or our subsidiaries;

  •
  any property financed through the issuance of tax-exempt governmental obligations;

  •
  any property which our Board of Directors determines is not of material importance to us and our Restricted Subsidiaries taken as a whole; or

  •
  any property in which the interest of us and all of our subsidiaries does not exceed 50%.

        "Consolidated Net Tangible Assets" means the total assets of us and our subsidiaries, less current liabilities and intangible assets. We include in intangible assets the balance sheet value of:

  •
  all trade names, trademarks, licenses, patents, copyrights and goodwill;

  •
  organizational and development costs;

  •
  deferred charges other than prepaid items such as insurance, taxes, interest, commissions, rents and similar items and tangible items we are amortizing; and

  •
  unamortized debt discount and expense minus unamortized premium.

        We don't include in intangible assets any program products.

        "Attributable Debt" means the discounted present value of a lessee's obligation for rental payments under a sale and leaseback transaction of Principal Property, reduced by amounts owed by any sublessee for rental obligations during the remaining term of that transaction. The discount rate we use for the Attributable Debt is called the "Attributable Interest Rate." We compute the Attributable Interest Rate as the weighted average of the interest rates of all securities then issued and outstanding under the Senior Indenture.

        "Restricted Subsidiary" means:

  1.
  any of our subsidiaries:

  a.
  which has substantially all its property in the United States;

  b.
  which owns or is a lessee of any Principal Property; and,

  c.
  in which our investment and the investment of our subsidiaries exceeds 0.15% of Consolidated Net Tangible Assets as of the date of such determination; and

  2.
  any other subsidiary the Board of Directors may designate as a Restricted Subsidiary.

        "Restricted Subsidiary" doesn't include financing subsidiaries and subsidiaries formed or acquired after July 15, 1985 for the purpose of acquiring the stock, business or assets of another person and that have not and do not acquire all or any substantial part of our business or assets or the business or assets of any Restricted Subsidiary. (Section 101 of Senior Indenture)

Subordinated Debt Securities

        The subordinated debt securities will be unsecured. The subordinated debt securities will be subordinate in right of payment to all senior indebtedness. (Section 1501 of Subordinated Indenture)

        In addition, claims of our subsidiaries' creditors generally will have priority with respect to the assets and earnings of the subsidiaries over the claims of our creditors, including holders of the subordinated debt securities, even though those obligations may not constitute senior indebtedness. The subordinated debt securities, therefore, will be effectively subordinated to creditors, including trade creditors of our subsidiaries.

        The subordinated indenture defines "senior indebtedness" to mean the principal of, premium, if any, and interest on:

  •
  all indebtedness for money borrowed or guaranteed by us other than the subordinated debt securities, unless the indebtedness expressly states to have the same rank as, or to rank junior to, the subordinated debt securities; and

  •
  any deferrals, renewals or extensions of any senior indebtedness.

        However, the term "senior indebtedness" will not include:

  •
  any of our obligations to our subsidiaries;

  •
  any liability for Federal, state, local or other taxes owed or owing by us;

  •
  any accounts payable or other liability to trade creditors arising in the ordinary course of business, including guarantees of instruments evidencing those liabilities;

  •
  any indebtedness, guarantee or obligation of ours which is expressly subordinate or junior in right of payment in any respect to any other indebtedness, guarantee or obligation of ours, including any senior subordinated indebtedness and any subordinated obligations;

  •
  any obligations with respect to any capital stock; or

  •
  any indebtedness incurred in violation of the Subordinated Indenture.

        There is no limitation on our ability to issue additional senior indebtedness. The senior debt securities constitute senior indebtedness under the subordinated indenture. The subordinated debt securities will rank equally with our other subordinated indebtedness.

        Under the subordinated indenture, no payment may be made on the subordinated debt securities and no purchase, redemption or retirement of any subordinated debt securities may be made in the event:

  •
  any senior indebtedness is not paid when due, or

  •
  the maturity of any senior indebtedness is accelerated as a result of a default, unless the default has been cured or waived and the acceleration has been rescinded or that senior indebtedness has been paid in full.

        We may, however, pay the subordinated debt securities without regard to the above restriction if the representatives of the holders of the applicable senior indebtedness approve the payment in writing to us and the trustee.

        The representatives of the holders of senior indebtedness may notify us and the trustee in writing of a default which can result in the acceleration of that senior indebtedness' maturity without further notice or the expiration of any grace periods. In this event, we may not pay the subordinated debt securities for 179 days after receipt of that notice. If the holders of senior indebtedness or their representatives have not accelerated the maturity of the senior indebtedness at the end of the 179 day period, we may resume payments on the subordinated debt securities. Not more than one such notice may be given in any consecutive 360-day period, irrespective of the number of defaults with respect to senior indebtedness during that period. (Section 1503 of Subordinated Indenture)

        In the event we pay or distribute our assets to creditors upon a total or partial liquidation, dissolution or reorganization of us or our property, the holders of senior indebtedness will be entitled to receive payment in full of the senior indebtedness before the holders of subordinated debt securities are entitled to receive any payment. Until the senior indebtedness is paid in full, any payment or distribution to which holders of subordinated debt securities would be entitled but for the subordination provisions of the subordinated indenture will be made to holders of the senior indebtedness. (Section 1502 of Subordinated Indenture)

        If a distribution is made to holders of subordinated debt securities that, due to the subordination provisions, should not have been made to them, those holders of subordinated debt securities are required to hold it in trust for the holders of senior indebtedness, and pay it over to them as their interests may appear. (Section 1505 of Subordinated Indenture)

        If payment of the subordinated debt securities is accelerated because of an event of default, either we or the trustee will promptly notify the holders of senior indebtedness or their representatives of the acceleration. We may not pay the subordinated debt securities until five business days after the holders of senior indebtedness or their representatives receive notice of the acceleration. Thereafter, we may pay the subordinated debt securities only if the subordination provisions of the subordinated indenture otherwise permit payment at that time. (Section 1505 of Subordinated Indenture)

        As a result of the subordination provisions contained in the subordinated indenture, in the event of insolvency, our creditors who are holders of senior indebtedness may recover more, ratably, than the holders of subordinated debt securities. In addition, our creditors who are not holders of senior indebtedness may recover less, ratably, than holders of senior indebtedness and may recover more, ratably, than the holders of subordinated indebtedness. It's important to keep this in mind if you decide to hold our subordinated debt securities.

DESCRIPTION OF THE PREFERRED STOCK

        The following is a description of general terms and provisions of the preferred stock. The particular terms of any series of preferred stock will be described in the applicable prospectus supplement.

        All of the terms of the preferred stock are, or will be, contained in our Certificate of Incorporation and the certificate of amendment relating to each series of the preferred stock, which will be filed with the Securities and Exchange Commission at or before the time we issue a series of the preferred stock.

        We are authorized to issue up to 150,000,000 shares of preferred stock, par value $0.01 per share. As of the date of this Prospectus, we have no shares of preferred stock outstanding. Subject to limitations prescribed by law, the Board of Directors is authorized at any time to:

  •
  issue one or more series of preferred stock;

  •
  determine the designation for any series by number, letter or title that shall distinguish the series from any other series of preferred stock; and

  •
  determine the number of shares in any series.

        The Board of Directors is authorized to determine, for each series of preferred stock, and the prospectus supplement will set forth with respect to the series the following information:

  •
  whether dividends on that series of preferred stock will be cumulative, noncumulative or partially cumulative;

  •
  the dividend rate (or method for determining the rate);

  •
  the liquidation preference per share of that series of preferred stock, if any;

  •
  any conversion provisions applicable to that series of preferred stock;

  •
  any redemption or sinking fund provisions applicable to that series of preferred stock;

  •
  the voting rights of that series of preferred stock, if any; and

  •
  the terms of any other preferences or rights, if any, applicable to that series of preferred stock.

        The preferred stock, when issued, will be fully paid and nonassessable.

Dividends

        Holders of preferred stock will be entitled to receive, when, as and if declared by our Board of Directors, cash dividends at the rates and on the dates as set forth in the prospectus supplement. Generally, no dividends will be declared or paid on any series of preferred stock unless full dividends for all series of preferred stock, including any cumulative dividends still owing, have been or contemporaneously are declared and paid. When those dividends are not paid in full, dividends will be declared pro-rata so that the amount of dividends declared per share on each series of preferred stock will bear to each other series the same ratio that accrued dividends per share for each respective series of preferred stock bear to aggregate accrued dividends for all outstanding shares of preferred stock. In addition, generally, unless all dividends on the preferred stock have been paid, no dividends will be declared or paid on the capital stock and we may not redeem or purchase any capital stock.

        Payment of dividends on any series of preferred stock may be restricted by loan agreements, indentures and other transactions we may enter into.

Convertibility

        No series of preferred stock will be convertible into, or exchangeable for, other securities or property except as set forth in the applicable prospectus supplement.

Redemption and Sinking Fund

        No series of preferred stock will be redeemable or receive the benefit of a sinking fund except as set forth in the applicable prospectus supplement.

        Shares of preferred stock that we redeem or otherwise reacquire will resume the status of authorized and unissued shares of preferred stock undesignated as to series, and will be available for subsequent issuance. There are no restrictions on repurchase or redemption of the preferred stock while there is any arrearage on sinking fund installments except as may be set forth in a prospectus supplement.

Liquidation

        In the event we voluntarily or involuntarily liquidate, dissolve or wind up our affairs, the holders of each series of preferred stock will be entitled to receive the liquidation preference per share specified in the prospectus supplement, plus any accrued and unpaid dividends. Holders of preferred stock will be entitled to receive these amounts before any distribution is made to the holders of capital stock.

        If the amounts payable to preferred stockholders are not paid in full, the holders of preferred stock will share ratably in any distribution of assets based upon the aggregate liquidation preference for all outstanding shares for each series. After the holders of shares of preferred stock are paid in full, they will have no right or claim to any of our remaining assets.

        Neither the par value nor the liquidation preference is indicative of the price at which the preferred stock will actually trade on or after the date of issuance.

Voting

        Generally, the holders of preferred stock will not be entitled to vote. However, if the equivalent of six quarterly dividends payable on any series of preferred stock is in default, the number of directors constituting our Board of Directors will be increased by two and the holders of such series of preferred stock, voting together as a class with all other series of preferred stock entitled to vote on such election of directors, will be entitled to elect those additional directors. In the event of this type of default, the Board of Directors will call a special meeting for the holders of all affected series within 10 business days of the default for the purpose of electing the additional directors. Alternatively, the holders of record of a majority of the outstanding shares of all affected series who are entitled to participate in the election of directors may elect those additional directors by written consent. If all accumulated dividends on any series of preferred stock have been paid in full, the holders of shares of that series will no longer have the right to vote on directors, the term of office of each director so elected will terminate, and the number of our directors will, without further action, be reduced by two.

        Unless we otherwise specify in a prospectus supplement, the vote of the holders of a majority of the outstanding shares of each series of preferred stock voting together as a class, is required to authorize any amendment, alteration or repeal of our Certificate of Incorporation or any certificate of amendment which would adversely affect the powers, preferences, or special rights of the preferred stock including authorizing any class of stock with superior dividend and liquidation preferences.

No Other Rights

        The shares of a series of preferred stock will not have any preemptive rights, preferences, voting powers or relative, participating, optional or other special rights except as set forth above or in the prospectus supplement, the Certificate of Incorporation or certificate of amendment or as otherwise required by law.

Transfer Agent and Registrar

        We'll designate the transfer agent for each series of preferred stock in the prospectus supplement.

Description of the Depositary Shares

        We may, at our option, elect to offer fractional shares of preferred stock, rather than full shares of preferred stock. If we do, we will issue to the public receipts for depositary shares, and each of these depositary shares will represent a fraction of a share of a particular series of preferred stock. Each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in shares of preferred stock underlying that depositary share, to all rights and preferences of the preferred stock underlying that depositary share. Those rights include dividend, voting, redemption and liquidation rights.

        The shares of preferred stock underlying the depositary shares will be deposited with a depositary under a deposit agreement between us, the depositary and the holders of the depositary receipts evidencing the depositary shares. The depositary will be a bank or trust company selected by us. The depositary will also act as the transfer agent, registrar and dividend disbursing agent for the depositary shares.

        Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence and paying certain charges.

        The following is a summary of the most important terms of the depositary shares. The deposit agreement, our Certificate of Incorporation and the certificate of amendment for the applicable series of preferred stock that are, or will be, filed with the SEC will set forth all of the terms relating to the depositary shares.

Dividends

        The depositary will distribute all cash dividends or other cash distributions received relating to the series of preferred stock underlying the depositary shares, to the record holders of depositary receipts in proportion to the number of depositary shares owned by those holders on the relevant record date. The record date for the depositary shares will be the same date as the record date for the preferred stock.

        In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary receipts that are entitled to receive the distribution. However, if the depositary determines that it is not feasible to make the distribution, the depositary may, with our approval, adopt another method for the distribution. The method may include selling the property and distributing the net proceeds to the holders.

Liquidation Preference

        In the event of our voluntary or involuntary liquidation, dissolution or winding up, the holders of each depositary share will be entitled to receive the fraction of the liquidation preference accorded each share of the applicable series of preferred stock, as set forth in the applicable prospectus supplement.

Redemption

        If a series of preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of preferred stock held by the depositary. Whenever we redeem any preferred stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the preferred stock so redeemed. The depositary will mail the notice of redemption to the record holders of the depositary receipts promptly upon receiving the notice from us and not less than 35 nor more than 60 days prior to the date fixed for redemption of the preferred stock and the depositary shares.

Voting

        Upon receipt of notice of any meeting at which the holders of preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts underlying the preferred stock. Each record holder of those depositary receipts on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of preferred stock underlying that holder's depositary shares. The record date for the depositary shares will be the same date as the record date for the preferred stock. The depositary will try, as far as practicable, to vote the preferred stock underlying the depositary shares in a manner consistent with the instructions of the holders of the depositary receipts. We will agree to take all action which may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will not vote the preferred stock to the extent that it does not receive specific instructions from the holders of depositary receipts.

Withdrawal of Preferred Stock

        Owners of depositary shares are entitled, upon surrender of depositary receipts at the principal office of the depositary and payment of any unpaid amount due the depositary, to receive the number of whole shares of preferred stock underlying the depositary shares. Partial shares of preferred stock will not be issued. These holders of preferred stock will not be entitled to deposit the shares under the deposit agreement or to receive depositary receipts evidencing depositary shares for the preferred stock.

Amendment and Termination of Deposit Agreement

        The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended at any time and from time to time by agreement between us and the depositary. However, any amendment which materially and adversely alters the rights of the holders of depositary shares, other than any change in fees, will not be effective unless the amendment has been approved by at least a majority of the depositary shares then outstanding. The deposit agreement may be terminated by us or the depositary only if:

  •
  all outstanding depositary shares have been redeemed; or

  •
  there has been a final distribution relating to the preferred stock in connection with our dissolution, and that distribution has been made to all the holders of depositary shares.

Charges of Depositary

        We'll pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We'll also pay charges of the depositary in connection with the initial deposit of the preferred stock and the initial issuance of the depositary shares, any redemption of the preferred stock and all withdrawals of preferred stock by owners of depositary shares. Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and certain other charges as provided in the deposit agreement. In certain circumstances, the depositary may refuse to transfer depositary shares, withhold dividends and distributions, and sell the depositary shares evidenced by the depositary receipt, if the charges are not paid.

Reports to Holders

        The depositary will forward to the holders of depositary receipts all reports and communications we deliver to the depositary that we are required to furnish to the holders of the preferred stock. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary—and at other places as it thinks advisable—any reports and communications we deliver to the depositary as the holder of preferred stock.

Liability and Legal Proceedings

        Neither we nor the depositary will be liable if either of us are prevented or delayed by law or any circumstance beyond our control in performing our obligations under the deposit agreement. Our obligations and those of the depositary will be limited to performance in good faith of our duties under the deposit agreement. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely on written advice of counsel or accountants, on information provided by holders of depositary receipts or other persons believed in good faith to be competent to give such information and on documents believed to be genuine and to have been signed or presented by the proper persons.

Resignation and Removal of Depositary

        The depositary may resign at any time by delivering a notice to us of its election to do so. We may also remove the depositary at any time. Any such resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. The successor depositary must be appointed within 60 days after delivery of the notice for resignation or removal. In addition, the successor depositary must be a bank or trust company having its principal office in the United States of America and must have a combined capital and surplus of at least $150,000,000.

U.S. Federal Income Tax Consequences

        Owners of the depositary shares will be treated for Federal income tax purposes as if they were owners of the preferred stock underlying the depositary shares. Accordingly, the owners will be entitled to take into account for U.S. Federal income tax purposes income and deductions to which they would be entitled if they were holders of the preferred stock. In addition:

  •
  no gain or loss will be recognized for U.S. Federal income tax purposes upon the withdrawal of preferred stock in exchange for depositary shares;

  •
  the tax basis of each share of preferred stock to an exchanging owner of depositary shares will, upon the exchange, be the same as the aggregate tax basis of the depositary shares exchanged; and

  •
  the holding period for preferred stock in the hands of an exchanging owner of depositary shares will include the period during which the person owned the depositary shares.

DESCRIPTION OF THE CAPITAL STOCK

        As of the date of this prospectus, we are authorized to issue up to 4,687,500,000 shares of capital stock, $0.20 par value per share. As of June 30, 2007, 2,035,154,809 shares of capital stock were issued and 1,360,406,581 were outstanding.

        Dividends.    Holders of capital stock are entitled to receive dividends, in cash, securities, or property, as may from time to time be declared by our Board of Directors, subject to the rights of the holders of the preferred stock.

        Voting.    Each holder of capital stock is entitled to one vote per share on all matters requiring a vote of the stockholders.

        Rights upon liquidation.    In the event of our voluntary or involuntary liquidation, dissolution, or winding up, the holders of capital stock will be entitled to share equally in our assets available for distribution after payment in full of all debts and after the holders of preferred stock have received their liquidation preferences in full.

        Miscellaneous.    Shares of capital stock are not redeemable and have no subscription, conversion or preemptive rights.

DESCRIPTION OF THE WARRANTS

        We may issue warrants for the purchase of debt securities, preferred stock or capital stock. Warrants may be issued independently or together with our debt securities, preferred stock or capital stock and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. A copy of the warrant agreement will be filed with the SEC in connection with the offering of warrants.

DEBT WARRANTS

        The prospectus supplement relating to a particular issue of warrants to issue debt securities will describe the terms of those warrants, including the following:

  •
  the title of the warrants;

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  the offering price for the warrants, if any;

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  the aggregate number of the warrants;

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  the designation and terms of the debt securities purchasable upon exercise of the warrants;

  •
  if applicable, the designation and terms of the debt securities that the warrants are issued with and the number of warrants issued with each debt security;

  •
  if applicable, the date from and after which the warrants and any debt securities issued with them will be separately transferable;

  •
  the principal amount of debt securities that may be purchased upon exercise of a warrant and the price at which the debt securities may be purchased upon exercise;

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  the dates on which the right to exercise the warrants will commence and expire;

  •
  if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

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  whether the warrants represented by the warrant certificates or debt securities that may be issued upon exercise of the warrants will be issued in registered or bearer form;

  •
  information relating to book-entry procedures, if any;

  •
  the currency or currency units in which the offering price, if any, and the exercise price are payable;

  •
  if applicable, a discussion of material U.S. Federal income tax considerations;

  •
  anti-dilution provisions of the warrants, if any;

  •
  redemption or call provisions, if any, applicable to the warrants; and

  •
  any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

STOCK WARRANTS

        The prospectus supplement relating to a particular issue of warrants to issue capital stock or preferred stock will describe the terms of the warrants, including the following:

  •
  the title of the warrants;

  •
  the offering price for the warrants, if any;

  •
  the aggregate number of the warrants;

  •
  the designation and terms of the capital stock or preferred stock that may be purchased upon exercise of the warrants;

  •
  if applicable, the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;

  •
  if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

  •
  the number of shares of capital stock or preferred stock that may be purchased upon exercise of a warrant and the price at which the shares may be purchased upon exercise;

  •
  the dates on which the right to exercise the warrants commence and expire;

  •
  if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

  •
  the currency or currency units in which the offering price, if any, and the exercise price are payable;

  •
  if applicable, a discussion of material U.S. Federal income tax considerations;

  •
  antidilution provisions of the warrants, if any;

  •
  redemption or call provisions, if any, applicable to the warrants;

  •
  any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants; and

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  any other information we think is important about the warrants.

PLAN OF DISTRIBUTION

        We may sell the securities:

  •
  through underwriters;

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  through agents; or

  •
  directly to purchasers.

        In this connection, we may also make sales through the Internet or through other electronic means. Since we may from time to time elect to offer securities directly to the public, with or without the involvement of agents, underwriters or dealers, utilizing the Internet (sometimes referred to as the "world wide web") or other forms of electronic bidding or ordering systems for the pricing and allocation of such securities, you'll want to pay particular attention to the description of that system we'll provide in a prospectus supplement.

        Such a system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and which may directly affect the price or other terms and conditions at which such securities are sold. Such a bidding or ordering system may present to each bidder, on a so-called "real-time" basis, relevant information to assist in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder's individual bids would be accepted, prorated or rejected. For example, in the case of a note, the clearing spread could be indicated as a number of "basis points" above an index treasury note. Of course, many pricing methods can and may also be used.

        Upon completion of such an auction process, securities will be allocated based on prices bid, terms of bid or other factors. The final offering price at which securities would be sold and the allocation of securities among bidders would be based in whole or in part on the results of the Internet or other electronic bidding process or auction.

        Many variations of Internet or other electronic auction or pricing and allocation systems are likely to be developed in the future as new technology evolves, and we may utilize such systems in connection with the sale of securities. The specific rules of such an auction would be described to potential bidders in a prospectus supplement. You should review carefully the auction and other rules we will describe in a prospectus supplement in order to understand and participate intelligently in the applicable offering.

        We'll describe in a prospectus supplement, the particular terms of the offering of the securities, including the following:

  •
  the names of any underwriters;

  •
  the purchase price and the proceeds we will receive from the sale;

  •
  any underwriting discounts and other items constituting underwriters' compensation;

  •
  any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers;

  •
  any securities exchanges on which the securities of the series may be listed; and

  •
  any other information we think is important.

        If we use underwriters in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, either at a fixed public offering price, or at varying prices determined at the time of sale.

        The securities may be either offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The obligations of the underwriters to purchase securities will be subject to conditions precedent, and the underwriters will be obligated to purchase all the securities of a series if any are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

        Securities may be sold directly by us or through agents designated by us from time to time. Any agent involved in the offer or sale of the securities for which this prospectus is delivered will be named, and any commissions payable by us to that agent will be set forth, in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.

        We may authorize agents or underwriters to solicit offers by certain types of institutions to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts. These contracts will provide for payment and delivery on a specified date in the future. The conditions to these contracts and the commissions payable for solicitation of such contracts will be set forth in the applicable prospectus supplement.

        Agents and underwriters may be entitled to indemnification by us against civil liabilities arising out of this prospectus, including liabilities under the Securities Act of 1933, or to contribution for payments which the agents or underwriters may be required to make relating to those liabilities. Agents and underwriters may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.

        Each series of securities, other than our capital stock, will be a new issue of securities with no established trading market. Any underwriter may make a market in the securities, but won't be obligated to do so, and may discontinue any market making at any time without notice. We can't and won't give any assurances as to the liquidity of the trading market for any of our securities.

LEGAL OPINIONS

        The legality of the securities will be passed upon by Mr. Andrew Bonzani, our Vice President, Assistant General Counsel and Assistant Secretary. Mr. Bonzani, together with members of his family, owns, has options to purchase and has other interests in shares of our capital stock.

EXPERTS

        The financial statements incorporated in this prospectus by reference to IBM's Current Report on Form 8-K dated August 3, 2007, and the financial statement schedule and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K of IBM for the year ended December 31, 2006, except as they relate to the financial statements of IBM's Business Consulting Services Reporting Unit for the year ended December 31, 2004, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

        The statement of revenues and expenses of the Business Consulting Services Reporting Unit of IBM for the year ended December 31, 2004 has been audited by Ernst & Young LLP, an independent registered public accounting firm, as set forth in their report thereon, appearing in IBM's Current Report on Form 8-K dated August 3, 2007 and incorporated herein by reference.

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CALCULATION OF REGISTRATION FEE
TABLE OF CONTENTS
INTERNATIONAL BUSINESS MACHINES CORPORATION
USE OF PROCEEDS
CAPITALIZATION
RATIO OF INCOME FROM CONTINUING OPERATIONS TO FIXED CHARGES
DESCRIPTION OF NOTES
UNITED STATES TAXATION
UNDERWRITING
OFFERING RESTRICTIONS
LEGAL OPINIONS
EXPERTS
DEBT SECURITIES PREFERRED STOCK DEPOSITARY SHARES CAPITAL STOCK WARRANTS
SUMMARY
WHERE YOU CAN FIND MORE INFORMATION
DESCRIPTION OF THE COMPANY
USE OF PROCEEDS
DESCRIPTION OF THE DEBT SECURITIES
DESCRIPTION OF THE PREFERRED STOCK
DESCRIPTION OF THE CAPITAL STOCK
DESCRIPTION OF THE WARRANTS
DEBT WARRANTS
STOCK WARRANTS
PLAN OF DISTRIBUTION
LEGAL OPINIONS
EXPERTS